Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	CarolAnn Hibbard, 508.661.2264, news@ameresco.com
	Investor Relations	John Granara, 508.661.2215
Gary Dvorchak, CFA, The Blue Shirt Group, 323.240.5796,
ir@ameresco.com
Ameresco Reports Third Quarter 2015 Financial Results
•Revenues of $189.1 million, an increase of 12%
•Gross margin of 19.2%
•Operating income up 5%
•Adjusted EBITDA of $16.1 million, up 1%
•New awards of $208 million, up 33%
FRAMINGHAM, MA - November 5, 2015 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter ended September 30, 2015. The Company has also furnished prepared remarks in conjunction with this press release in a Current Report on Form 8-K. The prepared remarks contain supplemental information, including non-GAAP financial metrics, and have been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.
“Our results reflect both strength in our core project business, and solid contributions from our higher margin recurring revenue streams,” said George P. Sakellaris, President and Chief Executive Officer of Ameresco. “Our Federal revenue grew 29%, U.S. Regions grew 33%, and both groups delivered solid profitability.  We also improved our visibility on future growth.  New awards were up 33% to $208 million.”
Sakellaris continued, “This accelerating rate of growth is being driven in part by larger project wins. During the quarter, we were awarded a housing-related project that is one of Ameresco’s largest awards in our corporate history. Our sales pipeline is quite robust, which leaves us optimistic that our growth can continue in 2016.”
Third Quarter 2015 Results
Note: All figures refer to the third quarter of 2015 period unless stated otherwise. All comparisons are to the third quarter of 2014, unless stated otherwise.
Revenues were $189.1 million, an increase of 12%. The Company continued to execute in its core project business, with revenue growth of 21% to $138.7 million. That growth was driven by solid performance in the U.S. Federal and U.S. Regions segments, which were up 29% and

33%, respectively. These increases were partially offset by the decreases in revenues from our Canadian and Integrated PV business units of 41% and 27%, respectively.
Operating income was $9.7 million, an increase of 5%. Net income was $4.2 million, a decline of $3.1 million. Net earnings per diluted share were $0.09, compared to $0.16 in the prior-year period. Prior year earnings included a tax benefit of $0.5 million or a tax rate of (8%), compared with 44% for the current quarter.
Adjusted EBITDA, a non-GAAP financial measure, was $16.1 million, up slightly compared to last year. Adjusted cash from operations, a non-GAAP financial measure, was $24.6 million versus $1 million in the prior year.
Ameresco secured $208 million in new project awards in the quarter, a 33% increase. Total backlog increased 3% to over $1.4 billion. Contracted backlog decreased 5% during the quarter to $379.3 million due to the 21% increase in project revenues which continues to reflect the strong execution by Ameresco’s implementation teams.
Assets in development were up 68% compared with prior year and up 22% sequentially from prior quarter to $185.2 million.
FY 2015 Guidance
Based on year to date performance and expectations for the fourth quarter of 2015, Ameresco is narrowing its guidance for fiscal year 2015. The guidance reflects anticipated results before restructuring, asset impairment and other one-time charges the Company expects to incur in the fourth quarter.
Ameresco expects to generate revenue in the range of $625 million to $640 million, adjusted EBITDA in the range of $43 million to $46 million and net income per diluted share to be in the range of $0.16 to $0.20.
The guidance assumptions for the fourth quarter of 2015 are as follows:

•	Gross margin of approximately 19%;

•	An effective income tax rate of 25%, which further assumes certain tax legislation is passed by the end of the year; and

•	Weighted average common shares outstanding of 47 million.
In the fourth quarter, the Company expects to incur both cash and non-cash charges in conjunction with the certain restructuring activities. The Company has not completed all of the restructuring activity, and cannot yet disclose a firm estimate of the likely charges.  However, the Company does expect to incur employee termination costs of $1 million to $1.5 million, which would reduce net income per diluted share to $0.14 to $0.17.
Third Quarter 2015 Results Conference Call and Webcast
The Company will host a conference call today at 8:30 a.m. ET today to discuss results. Participants may access the earnings conference call by dialing +1 (877) 359-9508 or internationally +1 (224) 357-2393. The passcode is 47644018. Participants are advised to dial into the call at least ten minutes prior to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com. An archived webcast will be available on the Company’s website for one year.
In conjunction with the conference call, the Company will provide management’s prepared remarks in the “Investor Relations” section of the Company's website, as well as in a Current Report on Form 8-K filed with the SEC.
Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA and adjusted cash from operations, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.
About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.
Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; our ability to place solar assets into service as planned; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the U.S. Securities and Exchange Commission on March 6, 2015. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,256	$23,762
Restricted cash	15,306	12,818
Accounts receivable, net	75,649	71,661
Accounts receivable retainage	20,407	15,968
Costs and estimated earnings in excess of billings	76,650	66,325
Inventory, net	12,214	8,896
Prepaid expenses and other current assets	12,939	8,666
Income tax receivable	—	3,525
Deferred income taxes	6,069	5,440
Project development costs	15,781	9,674
Total current assets	256,271	226,735
Federal ESPC receivable	103,589	79,167
Property and equipment, net	5,947	7,372
Project assets, net	239,119	217,772
Deferred financing fees, net	5,323	4,313
Goodwill	59,371	60,479
Intangible assets, net	7,983	11,238
Other assets	17,178	22,583
Total assets	$694,781	$629,659
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease liabilities	$12,391	$12,255
Accounts payable	112,384	87,787
Accrued expenses and other current liabilities	31,785	26,944
Billings in excess of cost and estimated earnings	25,492	18,291
Income taxes payable	920	812
Total current liabilities	182,972	146,089
Long-term debt and capital lease liabilities, less current portion	83,240	90,037
Federal ESPC liabilities	106,401	70,875
Deferred income taxes	4,524	7,210
Deferred grant income	8,429	8,842
Other liabilities	21,981	20,300
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at September 30, 2015 and December 31, 2014	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 28,517,892 shares issued and outstanding at September 30, 2015, 28,351,792 shares issued and outstanding at December 31, 2014	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at September 30, 2015 and December 31, 2014	2	2
Additional paid-in capital	109,417	107,445
Retained earnings	183,458	181,477
Accumulated other comprehensive loss, net	(5,646)	(2,620)
Non-controlling interest	—	(1)
Total stockholders’ equity	287,234	286,306
Total liabilities and stockholders’ equity	$694,781	$629,659

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues	$189,142	$168,891	$457,064	$412,180
Cost of revenues	152,849	133,867	370,232	331,666
Gross profit	36,293	35,024	86,832	80,514
Selling, general and administrative expenses	26,623	25,800	76,506	74,293
Operating income	9,670	9,224	10,326	6,221
Other expenses, net	2,149	2,465	6,158	4,993
Income before provision (benefit) from income taxes	7,521	6,759	4,168	1,228
Income tax provision (benefit)	3,343	(532)	2,187	(501)
Net income	$4,178	$7,291	$1,981	$1,729
Net income per share attributable to common shareholders:
Basic	$0.09	$0.16	$0.04	$0.04
Diluted	$0.09	$0.16	$0.04	$0.04
Weighted average common shares outstanding:
Basic	46,517,638	46,315,968	46,473,375	46,098,158
Diluted	47,672,944	46,987,522	47,243,793	46,636,529

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$1,981	$1,729
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation of project assets	12,115	11,162
Depreciation of property and equipment	2,349	2,495
Amortization of deferred financing fees	850	1,086
Amortization of intangible assets	3,041	3,266
Provision for bad debts	239	1,253
Unrealized gain on interest rate swaps	(277)	(983)
Stock-based compensation expense	1,367	2,108
Deferred income taxes	(2,920)	3,343
Excess tax benefits from stock-based compensation arrangements	—	(2,496)
Changes in operating assets and liabilities:
Restricted cash	(2,216)	(182)
Accounts receivable	(5,258)	(11,282)
Accounts receivable retainage	(1,501)	6,392
Federal ESPC receivable	(50,555)	(33,388)
Inventory	(3,347)	1,172
Costs and estimated earnings in excess of billings	(10,792)	17,768
Prepaid expenses and other current assets	(4,039)	1,266
Project development costs	(4,999)	(812)
Other assets	(2,807)	(3,676)
Accounts payable, accrued expenses and other current liabilities	22,396	(3,754)
Billings in excess of cost and estimated earnings	7,329	1,403
Other liabilities	(573)	(5,815)
Income taxes payable	3,674	(4,148)
Cash flows from operating activities	(33,943)	(12,093)
Cash flows from investing activities:
Purchases of property and equipment	(1,040)	(1,553)
Purchases of project assets	(29,932)	(16,530)
Grant awards received on project assets	—	3,727
Proceeds from sale of assets	852	—
Acquisitions, net of cash received	—	(13,903)
Cash flows from investing activities	(30,120)	(28,259)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	—	2,496
Payments of financing fees	(1,894)	(368)
Proceeds from exercises of options	611	1,435
(Payments) proceeds from senior secured credit facility	(5,000)	20,000
Proceeds from long-term debt financing	4,584	—
Proceeds from Federal ESPC projects	61,846	32,886
Proceeds from sale-leaseback financing	7,581	—
Non-controlling interest	(116)	(7)
Restricted cash	(74)	2,758
Payments on long-term debt	(9,051)	(13,881)
Cash flows from financing activities	58,487	45,319
Effect of exchange rate changes on cash	3,070	1,348
Net (decrease) increase in cash and cash equivalents	(2,506)	6,315
Cash and cash equivalents, beginning of period	23,762	17,171
Cash and cash equivalents, end of period	$21,256	$23,486

Non-GAAP Financial Measures (in thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Adjusted EBITDA:
Operating income	$9,670	$9,224	$10,326	$6,221
Depreciation and amortization of intangible assets	6,010	5,938	17,505	16,923
Stock-based compensation	396	683	1,367	2,108
Adjusted EBITDA	$16,076	$15,845	$29,198	$25,252
Adjusted EBITDA margin	8.5%	9.4%	6.4%	6.1%
Adjusted cash from operations:
Cash flows from operating activities	$3,652	$(18,027)	$(33,943)	$(12,093)
Plus: proceeds from Federal ESPC projects	20,976	18,910	61,846	32,886
Adjusted cash from operations	$24,628	$883	$27,903	$20,793

			September 30,
			2015	2014
Project backlog:
Awarded(1)			$1,032,600	$964,800
Fully-contracted			379,300	400,600
Total project backlog			$1,411,900	$1,365,400
Assets in development			$185,200	$110,500
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.
Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
(in thousands)
Year Ended December 31, 2015
	Low	High
Operating income	$17,700	$20,700
Depreciation and amortization of intangible assets	23,300	23,300
Stock-based compensation	2,000	2,000
Adjusted EBITDA	$43,000	$46,000
Adjusted EBITDA margin	6.9%	7.2%

Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.
Adjusted EBITDA
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, impairment of goodwill and stock-based compensation expense. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, goodwill impairment and stock-based compensation expense.
Our management uses adjusted EBITDA: as a measure of operating performance, because it does not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.
Adjusted Cash From Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.